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                                                                   Exhibit 10.18

                 SECOND AMENDED AND RESTATED SECURITY AGREEMENT

         THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement") dated as of December 19, 2002 is between QUAKERTOWN, LLC (the "Company") and BANK OF AMERICA, N.A. ("Bank of America"), in its capacity as Administrative Agent (as defined below) for the Banks (as defined below).

                              W I T N E S S E T H:

         WHEREAS, U.S. Plastic Lumber Corp. ("USPL") entered into a Credit Agreement dated as of September 9, 2002 (the "Credit Agreement") with various financial institutions (the "Banks") and Bank of America, as administrative agent (in such capacity, the "Administrative Agent");

         WHEREAS, USPL, various subsidiaries thereof and the Administrative Agent entered into an Amended and Restated Security Agreement dated as of September 9, 2002 (the "Existing Security Agreement") to secure their obligations under the Credit Agreement and/or certain related documents;

         WHEREAS, on the date hereof, USPL has paid all of its obligations under the Credit Agreement other than $1,000,000 of principal;

         WHEREAS, the Company has agreed to assume all of the remaining obligations of USPL under the Credit Agreement, which obligations are to be evidenced on the date hereof by notes issued to the Banks (together with all additional notes issued to the Banks thereunder after the date hereof, the "Quakertown Notes");

         WHEREAS, in consideration for such assumption by the Company, USPL has agreed to transfer to the Company, subject to the existing security interest of the Administrative Agent, all of its right, title and interest in the Quakertown Claim (as defined below); and

         WHEREAS, the parties hereto desire to amend and restate the Existing Security Agreement as set forth herein;

         NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. When used herein, (a) capitalized terms used but not defined herein have the respective meanings given to such terms in the Quakertown Notes and (b) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

                  Administrative Agent - see the recitals.

                  Agreement - see the introductory paragraph.

                  Bank of America - see the introductory paragraph.

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                  Banks - see the recitals.

                  Collateral means all property and rights of the Company in which a security interest is granted hereunder.

                  Company - see the introductory paragraph.

                  Credit Agreement - see the recitals.

                  Default means the occurrence of any of the following events:
         (a) any Default (as defined in the Quakertown Notes); (b) any warranty of the Company herein is untrue or misleading in any material respect and, as a result thereof, the Administrative Agent's security interest in any material portion of the Collateral is not perfected or the Administrative Agent's rights and remedies with respect to any material portion of the Collateral are materially impaired or otherwise materially adversely affected; or (c) the Company shall fail to comply with any of its obligations under Section 6 and such failure shall continue for 10 days after notice thereof to the Company from the Administrative Agent.

                  Existing Security Agreement - see the recitals.

                  Liabilities means all obligations of the Company to the Administrative Agent or any Bank, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise under the Quakertown Notes, the Quakertown Letter Agreement or this Agreement, as the same may be amended, modified, extended or renewed from time to time.

                  Permitted Liens - see Section 3.

                  Quakertown Claim means the claim by the Company (as successor to USPL (as successor to Integrated Technical Services)) for payment pursuant to the Quakertown Foundry Site Agreement dated April 16, 1998 between Integrated Technical Services and the Pennsylvania Department of Environmental Protection.

                  Quakertown Notes - see the recitals.

                  UCC means the Uniform Commercial Code as in effect from time to time in the State of Illinois.

                  USPL - see the recitals.

         2. Grant of Security Interest. As security for the payment of all Liabilities, the Company hereby assigns, pledges and conveys to the Administrative Agent for the benefit of the Banks, and grants to the Administrative Agent for the benefit of the Banks a continuing security interest in, all right, title and interest of the Company in and to the Quakertown Claim, together with all proceeds, products, profits and returns of and from, all rights to prosecute, settle or otherwise pursue, and all distributions on and rights arising out of, the Quakertown Claim.

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         3. Warranties. The Company warrants that: (i) no financing statement
(other than any which may have been filed on behalf of the Administrative Agent) covering any of the Collateral is on file in any public office; (ii) the Company is and will be the lawful owner of all Collateral, free of all security interests, liens and claims whatsoever, other than the security interest hereunder and inchoate tax and ERISA liens (collectively, "Permitted Liens"), with full power and authority to execute this Agreement and perform the Company's obligations hereunder, and to subject the Collateral to the security interest hereunder; (iii) all information with respect to Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Company to the Administrative Agent or any Bank and all other written information heretofore or hereafter furnished by the Company to the Administrative Agent or any Bank in connection with the Quakertown Notes will be true and correct in all material respects as of the date furnished; (iv) the Company's true legal name as registered in the jurisdiction in which the Company is organized, jurisdiction of organization, federal employer identification number and organizational identification number, if any, as designated by the state of its organization are as set forth on Schedule I hereto; (v) the Company was formed on December 16, 2002 and, prior to the date hereof, has not engaged in any business activities.

         4. Agreements of the Company. The Company will (a) upon request of the Administrative Agent, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed appropriate by the Administrative Agent) and do such other acts and things, all as the Administrative Agent may from time to time reasonably request, to establish and maintain a valid security interest in the Collateral (free of all other security interests, liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Liabilities (and the Company hereby authorizes the Administrative Agent to file any financing statement without its signature, to the extent permitted by applicable law, and/or to file a copy of this Agreement as a financing statement in any jurisdiction); (b) not change its state of organization or its name, identity or structure such that any financing statement filed to perfect the Administrative Agent's interests under this Agreement would become seriously misleading, unless the Company shall have given the Administrative Agent not less than 30 days' prior notice of such change; (c) furnish the Administrative Agent such information concerning the Company and the Collateral as the Administrative Agent may from time to time reasonably request; (d) not sell, lease, assign or create or permit to exist any lien on or security interest in any Collateral other than Permitted Liens; (e) execute and deliver all documents, and take such other actions, as are necessary so that the proceeds of the Quakertown Claim are delivered directly to the Administrative Agent (and the Company agrees that if the Company fails to execute and deliver any such document, or to take any such action, within 10 business days after request therefor by the Administrative Agent, the Administrative Agent may execute and deliver such document or take such action on the Company's behalf); and (f) reimburse the Administrative Agent for all expenses, including reasonable attorneys' fees and legal expenses, incurred by the Administrative Agent in seeking to collect or enforce any rights in respect of the Collateral.

         5. Default. (a) Whenever a Default exists, the Administrative Agent may exercise from time to time any rights and remedies available to it under the UCC, under any other applicable law and as set forth below in this
Section 5.

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         (b) Notice of the intended disposition of any Collateral may be given by first-class mail, hand-delivery (through a delivery service or otherwise), facsimile or E-mail, and shall be deemed to have been "sent" upon deposit in the United States mail with adequate postage properly affixed, upon delivery to an express delivery service or upon the electronic submission through telephonic services, as applicable.

         Any cash proceeds of any realization by the Administrative Agent on any of the Collateral shall be applied by the Administrative Agent to payment of expenses in connection with the Collateral, including reasonable attorneys' fees and legal expenses, and thereafter to the payment of the Liabilities in accordance with the Quakertown Letter Agreement.

         6.       Control and Management of Quakertown Claim.

         (a) Subject to the provisions of this Section 6, the Company shall retain control of and responsibility for enforcing and resolving the Quakertown Claim. In connection with the foregoing, the Company shall (at its own expense) take all reasonable and appropriate steps to resolve, or litigate to judgment, the Quakertown Claim in a diligent and commercially reasonable manner. The Company may retain such legal counsel and experts as the Company elects to handle the Quakertown Claim; provided that any legal counsel other than Cohen, Seglias, Pallas & Greenhall, P.C. shall be approved by the Administrative Agent (which approval shall not be unreasonably withheld).

         (b) Without limiting any other provision of this Agreement, the Company shall deliver to the Administrative Agent and each Bank (i) not later than the 15th day after the end of each calendar quarter, a written report summarizing the status of the Quakertown Claim; (ii) promptly upon the occurrence thereof, notice of any material development relating to the Quakertown Claim; and (iii) immediately upon receipt by the Company (or its counsel) thereof, notice of any settlement offer made with respect to the Quakertown Claim (and, if such settlement offer is in writing, a copy thereof). In addition, the Company shall, and shall cause its counsel to, deliver to Mayer, Brown, Rowe & Maw (or another law firm or attorney designated in writing by the Administrative Agent) all information regarding the Quakertown Claim as such counsel may from time to time reasonably request, including, without limitation, information regarding theories of recovery and trial preparation. The parties hereto acknowledge that they have a common legal interest in the Quakertown Claim and that the Administrative Agent has a legitimate need for such information to allow it to, among other things, fully evaluate and exercise its rights pursuant to clauses
(c) and (d) below. The parties hereto agree that all information shared pursuant to this clause (b) will be communicated in confidence for the purpose of securing or communicating legal advice and representation on matters as to which the parties have a common interest, and therefore will be asserted to be subject to the work product doctrine, attorney client privilege and contractual obligations of confidentiality. Notwithstanding the foregoing (but only so long as the Administrative Agent has not undertaken responsibility for the control and management of the Quakertown Claim as provided in clause (d) below), the Administrative Agent agrees that neither the Company nor its counsel shall be required to disclose information to the Administrative Agent's counsel to the extent that the Company's counsel has reasonably determined, as evidenced by a written opinion of the Company's counsel delivered to the Administrative Agent, that such disclosure is reasonably likely to result in loss of the attorney-client privilege or work product protection applicable to such information.

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         (c) Notwithstanding clause (a) above, the Company shall not, without the prior written consent of the Required Holders, settle the Quakertown Claim for an amount that would result in a Quakertown Shortfall. If the Company notifies the Administrative Agent that the Company has elected, subject only to the approval of the Required Holders, to accept a written settlement offer that will result in a Quakertown Shortfall, then (i) if the Required Holders consent to such settlement, the Company shall, immediately after its receipt of notice of such consent, accept such settlement offer; and (ii) if the Required Holders do not consent to such settlement, the Company may (but shall not be obligated to), during the 10-day period after its receipt of notice that the Required Holders have not consented to such settlement, elect (by written notice to the Administrative Agent) to assign control and management of the Quakertown Claim to the Administrative Agent (for the benefit of the Banks). Thereafter, the provisions of clause (e) shall apply.

         (d) At any time a Default exists, the Administrative Agent (on behalf of the Banks) shall have the right (but no obligation), upon written notice to the Company, to assume control and management of the Quakertown Claim.

         (e) If the Administrative Agent undertakes responsibility for the control and management of the Quakertown Claim pursuant to clause (c) or (d) above, the Administrative Agent may (i) retain such counsel and experts as the Administrative Agent elects (which may or may not be counsel and/or experts previously retained by the Company) to handle the Quakertown Claim; (ii) enter into such discussions and negotiations with the defendants on the Quakertown Claim as the Administrative Agent or its counsel deems appropriate; (iii) commence, continue or settle any litigation related to the Quakertown Claim; and
(iv) otherwise treat the Quakertown Claim as if the Administrative Agent were the absolute owner thereof and the Company had no interest therein (it being understood that, notwithstanding the foregoing, the Company shall retain its rights under the Quakertown Letter Agreement).

         (f) If the Administrative Agent undertakes responsibility for the control and management of the Quakertown Claim, the Company shall cooperate fully with the Administrative Agent in the prosecution of the Quakertown Claim, such cooperation to include (but not be limited to) providing, and causing its counsel to provide, the Administrative Agent and its counsel access to all books, records, pleadings and other information regarding the Quakertown Claim in the possession of the Company or its counsel.

         (g) The Company agrees that if the Administrative Agent undertakes control and management of the Quakertown Claim and subsequently settles, or obtains a final judgment in respect of, the Quakertown Claim, neither the Administrative Agent nor any Bank shall have any liability to the Company in connection with such settlement unless, and then only to the extent that, it is determined in a final, non-appealable judgment that the aggregate amount that should have been recovered in respect of the Quakertown Claim exceeded the total of (i) all amounts paid by the Administrative Agent in connection with the administration and enforcement of this Agreement and the prosecution and collection of the Quakertown Claim; plus (ii) all obligations under the Quakertown Notes; plus (iii) the greater of (x) all amounts received by the Company in respect of the Quakertown Claim pursuant to the Quakertown Letter Agreement and (y) the aggregate principal amount of the Deferred Payment Notes (as defined in the Credit Agreement).

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         7.       General.

         All notices and requests hereunder shall be in writing (including facsimile transmission) and shall be sent (i) if to the Administrative Agent, to its address set forth below its signature hereto, (ii) if to the Company, to its address shown on Schedule I hereto or (iii) in the case of either party, to such other address as such party may, by written notice to the other party, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given five business days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier shall be deemed to have been given when received (or when delivery is refused).

         No delay on the part of the Administrative Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

         This Security Agreement shall remain in full force and effect until all Liabilities have been paid in full. If at any time all or any part of any payment theretofore applied by the Administrative Agent or any Bank to any of the Liabilities is or must be rescinded or returned by the Administrative Agent or such Bank for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company), such Liabilities shall, for purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent or such Bank, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Administrative Agent or such Bank had not been made.

         This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois applicable to agreements made and to be performed entirely within the State of Illinois (except to the extent that, pursuant to Illinois law, the perfection, the effect of perfection or nonperfection or the priority of any security interest granted hereunder may be determined in accordance with the laws of a different jurisdiction). Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         The rights and privileges of the Administrative Agent hereunder shall inure to the benefit of its successors and assigns.

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         This Agreement amends and restates the Existing Security Agreement. Nothing contained in this Agreement shall be construed to release, cancel, terminate or otherwise

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adversely affect any lien, claim, right or security interest heretofore granted to or retained by the Administrative Agent on the Quakertown Claim or the proceeds thereof under the Existing Security Agreement.

         ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS OF ITS CHIEF EXECUTIVE OFFICE SET FORTH ON
SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE ADMINISTRATIVE AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

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         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                 QUAKERTOWN, LLC

                                 By:  U.S. Plastic Lumber Corp., its sole Member


                                 By:  /s/ Bruce C. Rosetto
                                     ---------------------------------
                                 Name: Bruce C. Rosetto
                                     ---------------------------------
                                 Title: General Counsel and Secretary
                                     ---------------------------------


                                 BANK OF AMERICA, N.A., as Administrative Agent

                                 By:  /s/ Kristine Thennes
                                     ---------------------------------
                                 Name: Kristine Thennes
                                     ---------------------------------
                                 Title: Vice President
                                     ---------------------------------

                                 231 South LaSalle Street

                                Chicago, IL 60697

                                 Attention: Kristine Thennes
                                 Facsimile: 312-974-9102

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